File No. 70-5503


               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

               __________________________________

                 Post-Effective Amendment No. 18

                               to

                            FORM U-1
               __________________________________


                   APPLICATION OR DECLARATION

                            under the

           PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                              * * *


                    APPALACHIAN POWER COMPANY
         40 Franklin Road, S.W., Roanoke, Virginia 24011
           (Name of company filing this statement and
             address of principal executive office)

                              * * *

              AMERICAN ELECTRIC POWER COMPANY, INC.
             1 Riverside Plaza, Columbus, Ohio 43215
             (Name of top registered holding company
             parent of each applicant or declarant)

                              * * *

                A. A. Pena, Senior Vice President
           AMERICAN ELECTRIC POWER SERVICE CORPORATION
             1 Riverside Plaza, Columbus, Ohio 43215

               John F. Di Lorenzo, Jr., Secretary
           AMERICAN ELECTRIC POWER SERVICE CORPORATION
             1 Riverside Plaza, Columbus, Ohio 43215
           (Names and addresses of agents for service)



     Appalachian Power Company ("Appalachian"), a wholly-owned utility subsidiary of American Electric Power Company, Inc. ("AEP"), a holding company registered under the Public Utility Holding Company Act of 1935, hereby amends its Application or Declaration on Form U-1 in File No. 70-5503, as heretofore amended, by supplying the following list of estimated expenses with respect to the transactions contemplated in Post-Effective Amendment No. 17:
     Printing Official Statement, etc. . . . . . . . . . $ 25,000
     Independent Auditors' Fees. . . . . . . . . . . . .   15,000
     Charges of Trustee (including counsel fees) . . . .   20,000
     Legal Fees. . . . . . . . . . . . . . . . . . . . .  110,000
     Underwriter Fees. . . . . . . . . . . . . . . . . .  240,000
     Rating Agency Fees. . . . . . . . . . . . . . . . .   40,000
     Miscellaneous Expenses. . . . . . . . . . . . . . .   30,000
               TOTAL . . . . . . . . . . . . . . . . . . $480,000


                            SIGNATURE
          Pursuant to the requirements of the Public Utility
Holding Company Act of 1935, the undersigned company has duly caused this Post-Effective Amendment No. 18 to be signed on its behalf by the undersigned thereunto duly authorized.
                    APPALACHIAN POWER COMPANY


                    By:/s/ John F. Di Lorenzo, Jr.__
                       John F. Di Lorenzo, Jr.
                       Secretary


Date:  August 6, 1998